Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Tidewater Announces Appointment of Sam Rubio to the Position of Chief Financial Officer and David Darling to the Position of Chief Operating Officer

Promotions recognize the significant financial and operational improvements achieved by the company since the GulfMark Offshore Merger

HOUSTON, USA - March 15, 2021 - Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”), a leading owner and operator of offshore support vessels providing offshore energy transportation services worldwide today announced the promotion of two key members of the company’s executive team, Sam R. Rubio and David E. Darling.

“I am tremendously proud to announce the promotions of Sam to the position of Chief Financial Officer and David to the position of Chief Operating Officer,” said Quintin Kneen, Tidewater’s President and Chief Executive Officer. “The leadership and ingenuity these two individuals have demonstrated by helping to reshape our operations in response to the pandemic epitomizes the Tidewater culture. For all intents and purposes, Sam and David have been performing in these roles since early 2020 – and these promotions recognize and reward them for their valuable contributions.”

“Since the 2018 merger with GulfMark Offshore, Sam has served as the company’s Chief Accounting Officer and has been instrumental in the design and implementation of our new accounting and financial infrastructure. Sam drove the significant cost savings and increase in administrative efficiency the company has demonstrated following the merger and was instrumental in adjusting the shore base organization to reflect the changing market conditions. The company also reduced long-term debt by over $250 million since the merger, and Sam will lead the continued management of our industry-leading balance sheet. Sam was previously the Chief Financial Officer of GulfMark Offshore and brings 16 years of industry experience, as well as 40 years of accounting and finance experience, to the role.

“David has over 30 years of experience in offshore vessel industry operations. He began his career as a vessel Captain in 1984 and first joined Tidewater upon its merger with Zapata Gulf Marine in 1991. David assumed executive responsibility for our safety program for 2020 and we achieved the best annual safety record in the history of the company with no loss time incidents for the year. He also has been the instrumental in the implementation of our revised geographic footprint, reducing operating locations while simultaneously increasing operational efficiency. David has served in multiple executive roles and has been stationed in multiple countries around the world for Tidewater, GulfMark Offshore, and Zapata Gulf Marine. David is a demonstrated leader in the offshore industry and his experience as a vessel Captain gives him unmatched insight into day-to-day operations.”

Mr. Rubio has been promoted to Executive Vice President and Chief Financial Officer, following his accomplishments serving as the Company’s Chief Accounting Officer and Controller since joining Tidewater following the combination with GulfMark Offshore, Inc. in 2018. Previous to joining the Company, he served as GulfMark’s Senior Vice President and Chief Financial Officer, after holding the position of Chief Accounting Officer for over 10 years. Mr. Rubio earned a Bachelor of Business Administration degree from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. In addition, he has 40 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations.

Mr. Darling has been promoted to Executive Vice President and Chief Operating Officer, after leading the Company’s substantial organizational restructuring in the role of Chief Human Resources Officer since joining Tidewater in early 2018. He has contributed to the development and implementation of numerous operational and performance enhancing initiatives over the past several years, and in his new role he will be responsible for global vessel operational uptime and cost efficiency, including dry dock activities and the optimization of the fleet in lay-up. Mr. Darling has over 25 years of domestic and international human resources and operations leadership experience, including serving as GulfMark Offshore’s Chief Human Resources Officer prior to joining Tidewater. He also held various executive human resources roles at Rigdon Marine, a subsidiary of Ford Motor Company and gained offshore vessel industry experience as a vessel master and operations manager. Mr. Darling earned his Bachelor of Science in Human Resources Management from Brenau University and his Master of Science in Human Resources Management and Labor Relations from the New York Institute of Technology.

About Tidewater

Tidewater owns and operates the largest fleets of offshore support vessels in the industry, with over 65 years of experience supporting offshore energy exploration and production activities worldwide. To learn more, visit www.tdw.com.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Important Additional Information

Tidewater Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Tidewater’s stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Information regarding the names of Tidewater’s directors and executive officers and their respective interests in Tidewater by security holdings or otherwise can be found in Tidewater’s proxy statement for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on June 18, 2020, and in other filings with the SEC. To the extent holdings of Tidewater’s securities have changed since the amounts set forth in Tidewater’s proxy statement for the 2020 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents will be available free of charge at the SEC’s website at www.sec.gov.

Tidewater intends to file a proxy statement and accompanying BLUE proxy card with the SEC in connection with the solicitation of proxies from Tidewater stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Tidewater’s proxy statement for its 2021 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY TIDEWATER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by Tidewater with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Tidewater’s corporate website at www.tdw.com or by contacting Tidewater’s Corporate Secretary at Tidewater, Inc., 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, or by calling Tidewater’s Corporate Secretary at (713) 470-5310.

Contact

Jason Stanley

Vice President ESG & Investor Relations

+1.713.470.5292

ir@tdw.com

Source: Tidewater Inc.

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